UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2026

BEAM GLOBAL
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6370 Nancy Ridge Drive, Suite 105, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 321-2223

___________________________________________________
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEEM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Beam Global (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 7, 2026, the Company entered into a Share Sale and Purchase Agreement dated October 6, 2026 (the “Purchase Agreement”) with the shareholders of ScoutDI AS, a Norwegian private limited liability company (“ScoutDI”), identified therein (collectively, the “Sellers”), and Husteli AS, as representative of the Sellers (the “Sellers’ Representative”), pursuant to which the Company agreed, subject to the terms and conditions set forth therein, to acquire all of the issued and outstanding shares of ScoutDI (the “Transaction”).

The Purchase Agreement provides that it may be terminated prior to closing by either the Company or the Sellers’ Representative if the closing has not occurred by November 4, 2026, subject to certain exceptions. The closing did not occur by such date. As a result of current unfavorable conditions in the U.S. public markets, the Company and the Sellers’ Representative determined not to extend the closing date, and on November 5, 2026, the Company and the Sellers’ Representative, on behalf of the Sellers, each delivered written notice terminating the Purchase Agreement effective immediately.

As a result of the termination, the Transaction will not be consummated, no cash consideration will be paid and no shares of the Company’s common stock will be issued to the Sellers under the Purchase Agreement. The Purchase Agreement does not provide for a termination fee, and neither the Company nor the Sellers will be required to pay a termination fee in connection with the termination. Each party will bear its own costs and expenses incurred in connection with the Purchase Agreement and the Transaction. Certain provisions of the Purchase Agreement, including those relating to confidentiality, notices, expenses, governing law and arbitration, survive termination in accordance with their terms.

The Company and ScoutDI intend to explore opportunities to work together through alternative arrangements, including the potential manufacture by the Company of ScoutDI’s drone systems for the U.S. market and the distribution of ScoutDI’s drone and software products to industrial and defense customers across the Company’s global network. No definitive agreement with respect to any such arrangement has been entered into, and there can be no assurance that any such arrangement will be entered into.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential future commercial, manufacturing or distribution arrangements between the Company and ScoutDI. These statements are subject to risks and uncertainties, including the possibility that the parties may not enter into any such arrangement on acceptable terms or at all, that the anticipated benefits of any such arrangement may not be realized, and the other risks described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Actual results may differ materially, and the Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM GLOBAL

Dated: November 6, 2026	By:	/s/ Lisa A. Potok
	Name:	Lisa A. Potok
	Title:	Chief Financial Officer